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EXHIBIT 12.1  STATEMENT REGARDING COMPUTATION OF RATIOS OF EARNINGS TO FIXED
              CHARGES


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                                                   Nine Months Ended                Year Ended December 31
                                                     September 30
                                                         2000             1999       1998      1997    1996    1995
                                                                  (in millions, except ratios)
                                                   -----------------------------------------------------------------
Earnings

Income (Loss) Before Income Taxes                        $634.5         $(165.5)  $  920.2  $  916.7  $567.8  $557.9
Fixed Charges                                             147.9           155.2      138.3     101.1    71.9    73.1
                                                         ------         -------   --------  --------  ------  ------
Adjusted Earnings                                        $782.4         $ (10.3)  $1,058.5  $1,017.8  $639.7  $631.0
                                                         ======         =======   ========  ========  ======  ======


Fixed Charges

Interest and Debt Expense                                $136.2         $ 137.8   $  119.9  $   84.9  $ 58.5  $ 59.5
Amortization of Deferred Debt Costs                         1.8             2.4        3.3       0.7       -     0.7
Portion of Rents Deemed
      Representative of Interest (a)                        9.9            15.0       15.1      15.5    13.4    12.9
                                                         ------         -------   --------  --------  ------  ------
Total Fixed Charges                                      $147.9         $ 155.2   $  138.3  $  101.1  $ 71.9  $ 73.1
                                                         ======         =======   ========  ========  ======  ======

Ratio of Earnings to Fixed Charges                          5.3            (0.1)       7.7      10.1     8.9     8.6
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(a) Generally deemed to be one-third of rental expense.

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